UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

NEUROMAMA, LTD.

(Exact name of registrant as specified in charter)

Nevada	333-180750	98-0706304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kusocinskiego 3, Torun, Poland	87-100
(Address of principal executive offices)	(Zip Code)

+48505259170

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 8.01.        Other Events.

On May 22, 2013, Trance Global Entertainment Group Corp. (the “Company”) received approval from FINRA for the following two corporate changes:

(1)        changing the Company’s name to Neuromama, Ltd.; and

(2)        effecting a 750 for 1 forward-split of the Company’s issued and outstanding common shares.

The forward split shares are payable upon surrender of old certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMAMA, LTD.

Date: June 5, 2013	By:	/s/ Barbara Walaszek
Barbara Walaszek, Director